[NOTE:  RISK  TO  SECURITYHOLDERS  OF  SHAREHOLDERS  VOTE, LIQUIDATION, DIVIDEND
PAYMENTS,  ETC.,  DURING  THE  ESCROW  PERIOD].

THIS  AGREEMENT  is  dated  for  reference  the  29th  day  of  February  2000.

AMONG:

EFINANCIAL  DEPOT.COM,  INC.,  (herein  called  the  "Issuer")

     -  and  -

CLARK,  WILSON,  (herein  called  the  "Escrow  Agent")

     -  and  -

PATRICIA  KIRKHAM  AND  DENNIS  PETERSEN,  (herein called the "Securityholders")

     - and -

OXFORD  CAPITAL  CORP.,  (herein  called  "Oxford")

     -  and  -

WESTCOR  MORTGAGE  INC.,  (herein  called  "Westcor")

     WHEREAS the Securityholders and the Issuer entered into a Share Purchase Agreement dated for reference on February 29, 2000 (the "Share Purchase Agreement") whereby the Securityholders agreed to sell certain Class A shares of Westcor Mortgage Inc. to the Issuer and to enter into other related agreements dealing with certain Westcor exchangeable shares (the "Exchangeable Shares").

     AND WHEREAS Oxford and Westcor entered into a Consulting Agreement dated February 28, 2000, whereby, among other things, Oxford is to receive shares of the Issuer ("Oxford's Shares").

     AND WHEREAS the number of Exchangeable Shares which should be issued by Westcor will be unknown at the time that they are to be issued, but it is intended to be a number of Exchangeable Shares equal to 295,520 less [80% of any adjustment to the stockholders' equity between the January 31, 2000, unaudited, management-prepared financial statements of Westcor (the "January Financial Statements") and the audited financial statements of Westcor as at February 29, 2000, which are yet to be prepared (the "Audited Financial Statements") divided by the Deemed Share Price (as defined in the Share Purchase Agreement)].

     AND WHEREAS the number of Oxford's Shares which should be issued by the Issuer will be unknown at the time that they are to be issued, but it is intended to be a number of common shares of the Issuer equal to 73,880 less [20% of any adjustment to the stockholders' equity between the January Financial Statements and the Audited Financial Statements divided by the Deemed Share Price (as defined in the Share Purchase Agreement)].

     AND WHEREAS the number of Exchangeable Shares to be issued by Westcor (pending adjustment) and the names of the Securityholders intended to receive such securities are more particularly described in Schedule "A" attached to and forming part of this Agreement, and Oxford's Shares (pending adjustment) are more particularly described in Schedule "B" attached to and forming part of this Agreement;

     AND WHEREAS the Escrow Agent has agreed to undertake and perform its duties according to the terms and conditions hereof;

     NOW THEREFORE this Agreement witnesses that, in consideration of the sum of One ($1.00) Dollar paid by the parties to each other, and other good and valuable consideration, receipt of which is acknowledged by each of the parties, the parties covenant and agree with each other as follows:

1. Upon execution of this Escrow Agreement, the Issuer will issue to Oxford 73,880 Common Stock shares in EFinancial Depot.com, Inc. Oxford's Shares will be these 73,880 Common Stock shares pending adjustment pursuant to this Agreement.

2. Each of the Securityholders and Oxford (collectively the "Depositors") hereby place and deposit in escrow with the Escrow Agent the Exchangeable Shares and Oxford's Shares, respectively, which are represented by the certificates described in Schedule "A" and Schedule "B", respectively, (the "Escrowed Securities") and the Escrow Agent hereby acknowledges receipt of the Escrowed Securities. The Depositors further undertake and agree to deliver to the Escrow Agent immediately on receipt thereof the certificates (if any) for any further securities and any replacement certificates which may at any time be issued for any of the Escrowed Securities.

3. Each of the Depositors shall be entitled to a receipt from the Escrow Agent stating the type and number of securities held for that Depositor by the Escrow Agent subject to the terms of this Agreement. It is expressly understood and agreed by the parties hereto that such receipt shall not be assignable or transferrable.

4. The Parties hereby agree that the Escrowed Securities and the beneficial ownership of or any interest in them and the certificates representing them (including any replacement securities or certificates) shall remain in escrow and shall be released only in accordance with the terms hereof.

5. The Depositors direct the Escrow Agent to retain their respective securities and the certificates (including any replacement securities or certificates) representing them and not to do or cause anything to be done to release them from escrow or to allow any transfer, hypothecation or alienation thereof, without the written consent of the Issuer and the Depositors.

6. The Issuer shall cause Westcor to complete the Audited Financial Statements as soon as is practical and, in any event, on or before June 30, 2000, and the Securityholders agree to co-operate in the completion of such audit.

7. The Audited Financial Statements shall be prepared and audited by Ernst & Young (or some other accounting firm acceptable to the Issuer and the Securityholders) (the "Auditors") on a basis consistent with the January Financial Statements.

8. Westcor shall provide the Audited Financial Statements to the Issuer and to the Depositors as soon as they are available. Thereafter the Issuer and the Securityholders shall meet and determine the net difference, if any, in the assets and liabilities of Westcor between the January Financial Statements and the Audited Financial Statements. The comparison of the difference between the assets, liabilities and stockholders' equity of these two financial statements shall exclude, for both sets of financial statements, any sums shown as due to Westcor from the Securityholders.

9. Should this comparison show a reduction in the stockholders' equity between the January Financial Statements and the Audited Financial Statements, then some of the Exchangeable Shares issued to the Securityholders shall be returned to Westcor for cancellation, and some of Oxford's Shares will be returned to the Issuer for cancellation. The number of Escrowed Securities to be returned for cancellation shall be calculated as follows:


                               absolute value of (A-B)
                               -----------------------
                                                 P     =     X

     where:

     "A"  means  the  stockholders'  equity in the January Financial Statements;

     "B"  means  the  stockholders'  equity in the Audited Financial Statements;

     "P" means the Deemed Share Price (as defined in the Share Purchase Agreement);

"X" means the number of Escrowed Securities to be returned for cancellation, 80% of X is the number of Exchangeable Shares to be returned to Westcor by the Securityholders, and 20% of X is the number of Oxford's Shares to be returned to the Issuer by Oxford.

10. The Issuer and the Securityholders shall review and discuss the Audited Financial Statements and shall settle the number of Escrowed Securities to be cancelled, if any, as soon as is practical and, in any event, on or before July 15, 2000. Should the Issuer and the Securityholders agree on the number of Escrowed Securities to be cancelled, if any, then they shall provide a written direction to the Escrow Agent signed by each of the Depositors instructing the Escrow Agent to return to Westcor and the Issuer for cancellation the agreed upon number of Escrowed Securities, if any, and to immediately release to the Depositors the balance of the Escrowed Securities. Oxford agrees to sign such a written direction. Westcor agrees to cancel the shares returned to it for cancellation and to issue to the Securityholders new share certificates for the remaining Exchangeable Shares. Any shares to be returned to treasury shall be returned in equal number from the holdings of each of the Securityholders. The Issuer agrees to cancel the shares returned to it for cancellation and to issue to Oxford a new share certificate for the remaining Oxford's Shares.

11. Should the Issuer and both the Securityholders not be able to agree on the number of Escrowed Securities to be cancelled, then any of them may request the auditor that performed the audit of the Audited Financial Statements to calculate the difference in the manner set out in this Agreement, acting reasonably, and such calculation shall be final and binding upon the parties. Such calculation shall be completed on or before August 15, 2000, and the results provided to the Issuer, the Depositors and the Escrow Agent.

12. No fractional shares shall be cancelled. Any shares which the above calculation may require be cancelled shall be rounded down to the next lowest whole share and those whole shares only shall be cancelled.

13. In the event of bankruptcy or death of a Depositor, the Escrow Agent, upon receipt of written notification by the Issuer, may transmit that Depositor's securities by operation of law to the trustee in bankruptcy, personal representative or surviving joint tenant as the case may be, but, notwithstanding such transmission, the securities shall remain subject to the terms of this Agreement.

14. Notwithstanding any other terms of this Agreement, any Escrowed Securities not released from escrow in accordance with the terms of this Agreement before August 15, 2000, shall be released to the Depositors forthwith thereafter, and the Issuer and the Escrow Agent hereby undertake and agree to take all actions as may be necessary to expeditiously effect such release.

15. For the purposes of effecting a cancellation of Escrowed Securities pursuant to paragraphs 10 or 11 the Depositors hereby irrevocably appoint the Escrow Agent as their attorney for the purposes of cancelling the Escrowed Securities, with authority to substitute one or more persons or entities with like powers.

16. All voting rights attached to the Escrowed Securities shall at all times be exercised by the respective registered owners thereof.

17. The Depositors agree that, while any of their securities are held in escrow under this Agreement, they will not vote any of their securities (whether escrowed or not) in support of any arrangement that would result in a repayment of capital being made on the Escrowed Securities prior to the commencement of any winding up of Westcor.

18.     Compensation  &  Indemnification

(a) The Issuer agrees to pay to the Escrow Agent reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Escrow Agent for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents, advisors, and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Escrow Agent in connection with its rights and duties under this Agreement; provided that the Issuer shall have no obligation to reimburse the Escrow Agent for any expenses or disbursements paid, incurred or suffered by the Escrow Agent in any suit or litigation in which the Escrow Agent is determined to have acted with gross negligence or wilful misconduct.

(b) Indemnification of the Escrow Agent. Subject to paragraph 18(a) above, the Issuer and the Securityholders jointly and severally agree to indemnify and hold harmless the Escrow Agent, its partners, employees, agents, successors and assigns (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, and fines (including reasonable expenses of the legal counsel on a solicitor-and-his-own-client basis) which, without gross negligence or willful misconduct on the part of such Indemnified Party, may be paid, incurred or suffered by the indemnified Party by reason of or as a result of the Escrow Agent's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Issuer and the Securityholders pursuant hereto. In no case shall either of the Securityholders or the Issuer be liable under this indemnity for any claim against any of the Indemnified Parties unless the Issuer and the Securityholders shall be notified by the Escrow Agent of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, the Issuer and the Securityholders shall be entitled to participate at their own expense in the defence and, if the Issuer and the Securityholders so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Escrow Agent shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Escrow Agent unless: (i) the employment of such counsel has been authorized by the Issuer and the Securityholders, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Escrow Agent and at least one of the Issuer and the Securityholders and the Escrow Agent shall have been advised by counsel acceptable to the Issuer and the Securityholders that there may be one or more legal defences available to the Escrow Agent that are different from or in addition to those available to the Issuer and the Securityholders and that an actual or potential conflict exists (in which case the Issuer and the Securityholders shall not have the right to assume the defense of such suit on behalf of the Escrow Agent but shall be liable to pay the reasonable fees and expenses of counsel for the Escrow Agent).

(c) Limitation of Liability. The Escrow Agent shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Escrowed Securities or any loss incurred on any investment of funds pursuant to this Agreement except to the extent that such loss is attributable to the gross negligence or willful misconduct on the part of the Escrow Agent.

19. The Escrow Agent accepts the responsibilities placed on it by this Agreement and agrees to perform them in accordance with the terms of this Agreement and the written consents or directions of the Issuer and the Depositors.

20. The Issuer hereby acknowledges the terms and conditions of this Agreement and agrees to take all reasonable steps to facilitate its performance and to pay the Escrow Agent's proper charges for its services under this Agreement.

21. In the event the Escrow Agent wishes to resign, retire or otherwise terminate its obligations pursuant to this Agreement, it shall be required to provide at least thirty (30) days written notice to the Issuer. Upon receipt of such notice the Issuer may, with the written consent of the Depositors, by writing, appoint another Escrow Agent in its place and the new Escrow Agent shall assume and be bound by the obligations of the Escrow Agent hereunder.

22. This Agreement may be executed in several parts of the same form and the parts as so executed shall together constitute one original agreement, and the parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

23. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether similar or not), nor shall any waiver constitute a continuing waiver, unless expressly provided.

24. This Agreement shall be interpreted in accordance with and governed in all respects by the laws of the Province of Alberta. The courts of Alberta shall have non-exclusive jurisdiction to entertain any action or proceeding brought by or against any of the parties hereto in connection with this Agreement or any alleged breach thereof and the parties hereby expressly agree to attorn to the jurisdiction of such courts for that purpose.

25. This Agreement shall be read with all changes in gender or number as the context may require, and the word "person" or "persons" as used in this Agreement shall be deemed to include firms, partnerships, corporations and associations as well as natural persons. Further, the term "Depositors" shall include any permitted transferees within escrow and any person to whom the interest of a Depositor may be transmitted by operation of law as provided herein, and the term "Escrow Agent" shall include a new Escrow Agent appointed under this Agreement, and whenever the singular or masculine is used, the same shall be construed to include the plural, feminine, neuter, or a corporate or other entity where the context so requires.

26. Any provision or any portion of any provision or provisions of this Agreement determined by a court of competent jurisdiction to be invalid, illegal or unenforceable shall be deemed stricken to the extent necessary to eliminate any invalidity, illegality or unenforceability and the rest of the Agreement and all other provisions and parts thereof shall remain in full force and effect and be binding upon the parties hereto as though the said illegal or unenforceable provision or provisions or part or parts thereof had never been included in this Agreement.

27. The parties hereby confirm and ratify the matters contained and referred to in the preamble to this Agreement and agree that same are expressly incorporated into and form part of this Agreement.

28. This Agreement shall enure to the benefit of and be binding on the parties to this Agreement and each of their heirs, executors, administrators, successors, and assigns.

     IN WITNESS WHEREOF the Issuer, the parties have executed this Agreement effective as of February 29, 2000.

     EFINANCIAL  DEPOT.COM,  INC.

     Per:  /s/ John Huguet

     CLARK  WILSON

     Per:  /s/ signed

     Per:

     OXFORD  CAPITAL  CORP.

     Per:  /s/ signed

     WESTCOR  MORTGAGE  INC.

     Per:  /s/ Patricia Kirkham

WITNESSES                                  SECURITYHOLDERS

/s/ signed                                 /s/ Patricia Kirkham
                                               PATRICIA  KIRKHAM

/s/ signed                                 /s/ Dennis Petersen
                                               DENNIS  PETERSEN

     SCHEDULE  "A"
     TO  THE ESCROW AGREEMENT DATED FOR REFERENCE THE 29TH DAY OF FEBRUARY 2000.



      NAMES OF      TYPE OF                        NUMBER OF   SHARE CERT-
      DEPOSITOR     SECURITIES                     SECURITIES  IFICATE NUMBER
      ---------     ----------     ----------     ------------------------

Patricia Kirkham  Exchangeable Shares of Westcor     147,760     3ES
----------------- ---------------------------------  -------     ---

Dennis Petersen   Exchangeable Shares of Westcor     147,760     4ES
================  =================================  =======     ===

     SCHEDULE  "B"
     TO  THE ESCROW AGREEMENT DATED FOR REFERENCE THE 29TH DAY OF FEBRUARY 2000.


      NAMES OF      TYPE OF                        NUMBER OF   SHARE CERT-
      DEPOSITOR     SECURITIES                     SECURITIES  IFICATE NUMBER
      ---------     ----------     ----------     ------------------------

                    EFinancial  Depot.com,  Inc.
Oxford              Common  Stock  shares           73,880     #     ______
------              ---------------------           ------     ------------